UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 22, 2018

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10 Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 — Other Events.

Underwritten Public Offering of 1.75% Convertible Senior Notes due 2025

On January 23, 2018, Insmed Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Leerink Partners LLC, as managers of the underwriters named in Schedule I thereto (the “Underwriters”), relating to the offer and sale of $400 million aggregate principal amount of its 1.75% Convertible Senior Notes due 2025 (the “Notes”). In the Underwriting Agreement, the Company granted the Underwriters an option exercisable for 30 days from the date of the Prospectus Supplement (as defined below) to purchase up to an additional $50 million aggregate principal amount of Notes, solely to cover over-allotments, which the Underwriters exercised on January 24, 2018. The net proceeds to the Company from the sale of the Notes, after deducting the underwriting fees and discounts and other estimated offering expenses payable by the Company, are expected to be approximately $435.8 million.

The offering is being made pursuant to a base prospectus dated January 22, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) as part of a shelf registration statement that became automatically effective upon filing, as amended by Post-Effective Amendment No. 1 thereto, filed with the SEC on January 22, 2018, as supplemented by a preliminary prospectus supplement filed with the SEC on January 22, 2018, and a final prospectus supplement, dated January 23, 2018 (the “Prospectus Supplement”). The closing of the offering is expected to take place on or about January 26, 2018, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. The legal opinion of Hunton & Williams LLP relating to the notes being offered is filed herewith as Exhibit 5.1.  The legal opinion of Covington & Burling LLP relating to the notes being offered is filed herewith as Exhibit 5.2.

The Notes will be issued pursuant to an indenture and a supplemental indenture to be entered into by and between the Company and Wells Fargo Bank, National Association, as trustee.

Press Releases

On January 22, 2018, the Company issued a press release announcing the commencement of the offering. On January 23, 2018, the Company issued a press release announcing the pricing of the offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of January 23, 2018, by and among the Company and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Leerink Partners LLC, as managers of the underwriters named in Schedule I thereto.

5.1	Opinion of Hunton & Williams LLP

5.2	Opinion of Covington & Burling LLP

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.2)

99.1	Launch Press Release issued by the Company on January 22, 2018.

99.2	Pricing Press Release issued by the Company on January 23, 2018.

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of January 23, 2018, by and among the Company and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Leerink Partners LLC, as managers of the underwriters named in Schedule I thereto.

5.1	Opinion of Hunton & Williams LLP

5.2	Opinion of Covington & Burling LLP

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.2)

99.1	Launch Press Release issued by the Company on January 22, 2018.

99.2	Pricing Press Release issued by the Company on January 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2018	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari

	Title:	General Counsel and Corporate Secretary